EXHIBIT 10.2
Summary of Compensation Arrangements for Zein Abdalla. On September 19, 2012, the Compensation Committee of the Board of Directors of PepsiCo, Inc. (“PepsiCo”) approved the following compensation arrangements for Zein Abdalla, who was appointed effective September 11, 2012 to the position of President, PepsiCo based in Purchase, New York: (i) a base salary of $900,000 and a target annual incentive compensation opportunity equal to 150% of base salary; (ii) continuation of housing, cost-of-living and educational benefits provided to Mr. Abdalla’s family as part of his Geneva, Switzerland-based international assignment until his family is able to relocate to the United States in July 2013; (iii) reimbursement of Mr. Abdalla’s periodic home leave flights to Geneva until his family’s relocation; and (iv) to assist with expenses related to Mr. Abdalla’s move to the United States, a transition payment of $200,000 in September, 2013 and $100,000 in September, 2014, in each case subject to applicable taxes and Mr. Abdalla’s continued employment through such dates.